EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release
One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Third Quarter 2009 Results
• Net loss of $26.6 million; operating loss of $2.8 million
• Operating income of $33.3 million excluding unusual items
• Unrealized loss position better than second quarter by $669.1 million

Hartford, Conn., Nov. 3, 2009 – The Phoenix Companies, Inc. (NYSE: PNX) today reported a net loss of $26.6 million, or $0.23 per share, and an operating loss of $2.8 million, or $0.02 per share, for the third quarter of 2009. Excluding unusual items, operating income was $33.3 million, or $0.29 per share. The unusual items were:

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$45.7 million, or $0.39 per share, in non-cash charges comprising a $27.0 million goodwill impairment and $18.7 million in write-downs of capitalized expenses;

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$12.7 million, or $0.11 per share, in severance costs and non-deferred sales-related costs; and

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a $22.3 million, or $0.19 per share, tax benefit related to intra-period tax allocations.

In a separate news release, Phoenix announced that it has formed a distribution company, Saybrus PartnersSM, Inc., and that Saybrus has secured its first consulting agreement with financial services firm Edward Jones.

“We believe this quarter’s results indicate we’ve turned the corner on many key metrics,” said James D. Wehr, president and chief executive officer.

“Core operating fundamentals were stronger this quarter, with improved investment performance and mortality. Expense reductions began to have an impact, and surrenders remained at manageable levels,” he explained.

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The Phoenix Companies, Inc. … 2

“Our investment portfolio continues to be a strong contributor to improving Phoenix’s balance sheet and stabilizing statutory surplus. It clearly weathered the past year’s storm and is showing a positive trajectory in 2009, with lower impairments, substantially decreased unrealized losses, and a turnaround in alternative asset classes,” Mr. Wehr said.

“Saybrus is an important element in our growth strategy, which includes leveraging our existing capabilities in innovative ways. We are pleased that Saybrus’ first agreement is with one of the most widely respected firms in the industry,” Mr. Wehr said.

THIRD QUARTER 2009 FINANCIAL HIGHLIGHTS

Earnings Summary ($ in millions)	Third Quarter 2009	Second Quarter 2009	Third Quarter 2008

Revenues	$543.4	$525.7	$569.5
Benefits & Reserves	(308.4)	(346.6)	(336.6)
Policyholder Dividends	(73.4)	(61.8)	(68.9)
Operating Expenses	(69.5)	(73.0)	(64.9)
Goodwill Impairment	(27.0)	--	--
Capitalized Expense Write-down	(18.7)	--	--
Policy Acquisition Cost Amortization	(63.2)	(33.1)	(72.1)
Interest Expense	(8.3)	(8.3)	(8.8)
Operating Income (Loss) Before Taxes	$(25.1)	$2.9	$18.2
Income Tax Benefit (Expense)	22.3	(19.0)	(10.8)
Operating Income (Loss)[1]	$(2.8)	$(16.1)	$7.4
Realized Gains (Losses), Net of Taxes	(22.5)	(68.8)	(17.0)
Consolidated CDOs, Net of Taxes	--	--	(4.4)
Discontinued Operations, Net of Taxes	(1.3)	(26.3)	(325.5)
Net Loss	$(26.6)	$(111.2)	$(339.5)

Earnings Per Share Summary
Net Loss Per Share
Basic	$(0.23)	$(0.96)	$(2.97)
Diluted	$(0.23)	$(0.96)	$(2.97)
Operating Income (Loss) Per Share
Basic	$(0.02)	$(0.14)	$0.06
Diluted	$(0.02)	$(0.14)	$0.06
Weighted Average Shares Outstanding (in millions)
Basic	115.9	116.0	114.4
Diluted	115.9	116.0	114.4

1 Operating income, as well as components of and financial measures derived from operating income, are non-GAAP financial measures. Please see “Income Statement Summary” below for more information.

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The Phoenix Companies, Inc. … 3

THIRD QUARTER 2009 OPERATING HIGHLIGHTS

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Revenues declined from the third quarter of 2008 largely due to lower premiums and net investment income but improved from the second quarter of 2009, reflecting higher net investment income and fees.

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Operating expenses for the quarter included $12.7 million of severance costs and non-deferred sales-related costs. During the quarter, the company completed its previously announced reduction of more than 35 percent of its workforce, which was a large part of its targeted elimination of $110 million in annualized expenses.

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Policy acquisition cost amortization was higher than for the second quarter of 2009 because of improved mortality. The company deferred only $1.4 million of sales-related expenses (excluding commissions) in the third quarter of 2009 in light of reduced business volume.

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Policy benefits and reserves improved by $38.2 million and $28.2 million, respectively, from the second quarter of 2009 and the third quarter of 2008, reflecting mortality experience that was modestly better than long-term expectations across all product lines, declining inforce, as well as stronger markets resulting in lower annuity reserves.

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Life and annuity surrenders remained at manageable levels. Individual life surrenders were at an annualized rate of 10.0 percent for the third quarter of 2009 compared with 8.9 percent for the second quarter of 2009. Annuity surrenders for the third quarter of 2009 were at an annualized rate of 10.1 percent, compared with 12.6 percent in the second quarter of 2009.

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The company has established a tax valuation allowance against its net deferred tax assets (DTA). Changes in the DTA and the related valuation allowance resulted in a tax benefit of $22.3 million after the application of intra-period allocation rules.

STRATEGIC BUSINESS DEVELOPMENT

In a separate news release today, Phoenix announced that it has formed a distribution company, Saybrus PartnersSM, Inc., and that Saybrus has an agreement with financial services firm Edward Jones to provide life insurance consulting services to the firm’s financial advisors.

Phoenix formed Saybrus as part of a series of actions to strengthen its market position and strategy. Saybrus provides dedicated consultation services to partner companies, as well as support for Phoenix’s product line within its own distribution channels.

The initial agreement with Edward Jones is for three years and will focus Saybrus consultants on two new insurance carriers in the Edward Jones retail distribution network, John Hancock Life Insurance Company (U.S.A.) and Pacific Life Insurance Company, both of which have a distribution agreement with Edward Jones.

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The Phoenix Companies, Inc. … 4

REALIZED AND UNREALIZED GAINS AND LOSSES

Net unrealized losses on fixed income securities improved by $669.1 million to $403.6 million at September 30, 2009 from $1,072.7 million at June 30, 2009. The total value of fixed income securities improved primarily due to continued spread tightening across all sectors. At quarter end, 56 percent of the unrealized loss was concentrated in investment-grade debt, and the company expects securities with unrealized losses will continue to pay their contractual principal and interest.

Realized Gains and Losses ($ in millions)	Third Quarter 2009	Second Quarter 2009	Third Quarter 2008
Credit-related Impairments	$(14.9)	$(20.9)	$(38.1)
Transaction Gains (Losses)	(8.7)	(33.8)	(11.1)
Hedge Gains (Losses)	(4.0)	11.1	(5.3)
FAS 157 Non-performance Risk Factor	7.5	(45.5)	--
Fair Value Option Securities	2.7	2.9	(4.6)
Debt Securities Pledged as Collateral	--	--	(0.6)
Total Realized Gains (Losses)	$(17.4)	$(86.2)	$(59.7)
Offsets (PDO, DAC, Taxes)	(3.3)	19.2	39.1
Realized Gains (Losses) After Offsets	$(20.7)	$(67.0)	$(20.6)

FSP FAS 115-2 Non-credit Portion of Impairment Loss Recognized in OCI	$(22.8)	$(18.3)	--

Phoenix had net realized losses after offsets of $20.7 million for the third quarter of 2009, compared with $67.0 million in net realized losses for the second quarter of 2009 and $20.6 million in net realized losses for the third quarter of 2008.

Gross credit impairments resulting in realized losses for the third quarter of 2009 were $14.9 million, compared with $20.9 million for the second quarter of 2009 and $38.1 million for the third quarter of 2008. Net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation, they were $5.5 million for the third quarter of 2009, compared with $12.8 million for the second quarter of 2009 and $12.6 million for the third quarter of 2008.

BALANCE SHEET STRENGTH AND LIQUIDITY

($ in millions)	September 30, 2009	December 31, 2008	Change

Total Assets	$25,411.8	$25,768.8	$(357.0)
Indebtedness	$433.6	$458.0	$(24.4)
Total Stockholders’ Equity	$1,184.9	$865.0	$319.9
Total Stockholders’ Equity excluding FAS 115 other accumulated OCI and FIN 46-R	$1,408.7	$1,665.7	$(257.0)

Debt to Total Capital [1]	23.5%	21.6%

1 Based on Total Stockholders’ Equity, excluding FAS 115 other accumulated OCI and FIN 46-R

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The Phoenix Companies, Inc. … 5

The company retains its focus on maintaining adequate capital and liquidity. Approximately 12 percent of the fixed income portfolio is invested in the most highly liquid instruments, such as cash, short-term investments, Treasuries and agency mortgage-backed securities. With the improvements in the credit markets in the third quarter of 2009, the company resumed a more typical new money investment strategy while maintaining an enhanced liquidity position.

Debt-to-capital remains relatively low at 23.5 percent. The company has no debt maturities until 2032. During the third quarter of 2009, the company repurchased an additional $10.0 million par value of its quarterly interest bonds, bringing the year-to-date total to $24.4 million.

The company has a stable liability profile, with no material exposure to guaranteed investment contracts (GICs) or institutional funding agreements, no securities lending activities and no credit default swaps.

As of September 30, 2009, cash and securities at the holding company were $82.3 million. Expected annual holding company run rate interest and operating expenses are approximately $26 million.

Phoenix substantially eliminated the remaining goodwill and identified intangibles on its balance sheet following a $27.0 million write-down of goodwill related to Philadelphia Financial Group, its private placement life and annuity subsidiary.

SALES RESULTS

($ in millions)	Third Quarter 2009	Second Quarter 2009	Third Quarter 2008

Life Insurance Sales (Annualized)	$4.5	$9.2	$55.8
Total Private Placement Deposits (Life Insurance and Annuity)	$75.0	$10.6	$106.3
Annuity Deposits [1]	$12.6	$17.9	$157.1
Annuity Net Flows [1]	$(124.5)	$(129.9)	$(35.2)

1 Excludes private placement products. The company no longer excludes discontinued products in its earnings presentations.

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The company is working to develop new relationships with an expanded range of distributors, including independent marketing organizations. Third quarter sales were largely from existing relationships.

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Life insurance annualized premium declined to $4.5 million for the third quarter of 2009 from $9.2 million for the second quarter of 2009 and $55.8 million for the third quarter of 2008. Annualized premium of $32.5 million for the first nine months of 2009 declined from $237.9 million for the same period in 2008.

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Annuity deposits were $12.6 million for the third quarter of 2009 compared with $17.9 million for the second quarter of 2009 and $157.1 million for the third quarter of 2008. Annuity deposits of $130.1 million for the first nine months of 2009 declined from $505.0 million for the same period in 2008. Annuity net flows were negative $124.5 million for the third quarter 2009, due primarily to lower deposits partially offset by improved persistency.

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The Phoenix Companies, Inc. … 6

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Annuity funds under management at September 30, 2009, excluding private placement products, improved 6.6 percent from June 30, 2009 but declined 10.5 percent from September 30, 2008, reflecting trends in the markets.

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Life insurance sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $75.0 million for the third quarter of 2009, compared with $10.6 million for the second quarter of 2009 and $106.3 million for the third quarter of 2008. For the first nine months of 2009, private placement deposits totaled $120.0 million, compared with $256.7 million for the same period in 2008.

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Gross life insurance in-force at September 30, 2009, excluding private placements, was $154.4 billion, a modest decrease from a year ago.

SEPTEMBER 30, 2009 PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

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The company had a statutory net gain from operations of $20.6 million for the third quarter of 2009, compared with a statutory net loss from operations of $12.1 million for the third quarter of 2008. For the first nine months of 2009, the company had a $29.3 million statutory net gain from operations, compared with a statutory net gain from operations of $20.7 million for the first nine months of 2008.

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Statutory surplus and asset valuation reserve was $612.5 million at September 30, 2009, compared with $619.5 million at June 30, 2009, $709.4 million at March 31, 2009 and $853.3 million at December 31, 2008.

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The estimated risk-based capital ratio (RBC) for Phoenix Life Insurance Company at September 30, 2009 was 255 percent. The estimate reflects risk charges consistent with the rating methodology for residential mortgage-backed securities recently approved by the Financial Condition Committee and Valuation of Securities Task Force of the National Association of Insurance Commissioners. The company continues to target a year-end RBC of 300 percent.

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (November 3) at 1 p.m. EST to discuss with the investment community Phoenix’s third quarter 2009 financial results. The conference call will be broadcast live on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section. The call can also be accessed by telephone at 773-799-3641 (Passcode: PHOENIX). A replay of the call is available through November 17, 2009 by telephone at 203-369-1501 and on Phoenix’s Web site.

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The Phoenix Companies, Inc. … 7

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities, with particular expertise in the high-net-worth and affluent market. In 2008, Phoenix had annual revenues of $2.0 billion and total assets of $25.8 billion. More detailed financial information can be found in Phoenix’s financial supplement for the third quarter of 2009, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Our actual business, financial condition and results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets and changes in interest rates; (ii) the effect of continuing adverse capital and credit market conditions on our ability to meet our liquidity needs, our access to capital and our cost of capital; (iii) the possibility of losses due to defaults by others including, but not limited to, issuers of fixed income securities; (iv) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (v) the effect of guaranteed benefits within our products; (vi) the consequences related to variations in the amount of our statutory capital due to factors beyond our control; (vii) further downgrades in our debt or financial strength ratings; (viii) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our pricing expectations; (ix) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (x) our dependence on non-affiliated distributors for our product sales; (xi) our dependence on third parties to maintain critical business and administrative functions; (xii) our ability to attract and retain key personnel in a competitive environment; (xiii) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xiv) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xv) the potential need to fund deficiencies in our Closed Block; (xvi) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xvii) the possibility that the actions and initiatives of the U.S. Government, including those that we elect to participate in, may not improve adverse economic and market condition generally or our business, financial condition and results of operations specifically; (xviii) other legislative or regulatory developments; (xix) legal or regulatory actions; (xx) changes in accounting standards; (xxi) the potential effects of the spin-off of our former asset management subsidiary; (xxii) the potential effect of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results; and (xxiii) the risks related to a man-made or natural disaster; and (xxiv) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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The Phoenix Companies, Inc. … 8

Three and Nine Months Ended September 30, 2009 and 2008

(Unaudited)

Income Statement Summary (1)	Three Months		Nine Months
($ in millions)	2009	2008	2009	2008

Revenues	$526.2	$511.3	$1,508.0	$1,608.6

Operating Income (Loss) (1)	(2.8)	7.4	(136.7)	35.8

Net Loss	$(26.6)	$(339.5)	$(212.6)	$(347.7)

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
Basic	115,907	114,398	115,791	114,374
Diluted	115,907	114,398	115,791	114,374

Operating Income (Loss) Per Share (1)
Basic	$(0.02)	$0.06	$(1.18)	$0.31
Diluted	$(0.02)	$0.06	$(1.18)	$0.31

Net Loss Per Share
Basic	$(0.23)	$(2.97)	$(1.84)	$(3.04)
Diluted	$(0.23)	$(2.97)	$(1.84)	$(3.04)

Balance Sheet Summary	September	December
($ in millions, except share and per share data)	2009	2008

Invested Assets (2)	$13,926.6	$13,674.8
Separate Account Assets	8,429.9	7,930.2
Total Assets	25,411.8	25,768.8
Indebtedness	433.6	458.0
Total Stockholders’ Equity	$1,184.9	$865.0

Common Shares Outstanding (in thousands)	115,624	114,417

Book Value Per Share	$10.25	$7.56
Book Value Per Share, excluding Accumulated OCI and FIN 46-R	12.18	14.56

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(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures such as operating income (loss), as well as components of and financial measures derived from operating income (loss), in evaluating our financial performance. Net Income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. A reconciliation of the net income to our non-GAAP financial measures is set forth in the financial highlights table on page 2 of this release. Investors should note that our calculation of these measures may differ from similar measures used by other companies. For additional information, please see our financial supplement on the investor relations page at www.phoenixwm.com.

Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

Operating income (loss) represents income (loss) from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain other items.

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Net realized investment gains and losses are excluded from operating income because their size and timing are frequently subject to management’s discretion.

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Certain other items may be excluded from operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances. For the third quarter of 2009, unusual items excluded from operating income on page 1 were:

($ in millions)

Operating Loss	$(2.8)
Goodwill Impairment	27.0
Capitalized Expense Write-Down	18.7
Non-Deferred and Severance Costs	12.7
Tax Benefit	(22.3)
Operating Income, Excluding Unusual Items	$33.3

(2)

Invested assets equal total investments plus cash and equivalents less debt and equity securities pledged as collateral.

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The Phoenix Companies, Inc. … 9

Consolidated Balance Sheet

September 30, 2009 (Unaudited and Preliminary) and December 31, 2008

($ in millions)

	September 30,	December 31,
	2009	2008
ASSETS:
Available-for-sale debt securities, at fair value	$10,545.5	$9,831.0
Available-for-sale equity securities, at fair value	22.0	25.2
Venture capital partnerships, at equity in net assets	186.5	200.8
Policy loans, at unpaid principal balances	2,422.0	2,535.7
Other investments	556.2	616.9
Fair value option investments	67.4	84.1
	13,799.6	13,293.7
Available-for-sale debt and equity securities pledged as collateral, at fair value	--	148.0
Total investments	13,799.6	13,441.7
Cash and cash equivalents	127.0	381.1
Accrued investment income	205.4	203.4
Receivables	360.2	368.0
Deferred policy acquisition costs	2,095.8	2,731.4
Deferred income taxes	195.6	456.7
Goodwill and intangible assets	3.1	30.1
Other assets	195.2	226.2
Separate account assets	8,429.9	7,930.2
Total assets	$25,411.8	$25,768.8

LIABILITIES:
Policy liabilities and accruals	$13,409.6	$14,008.8
Policyholder deposit funds	1,379.5	1,616.6
Indebtedness	433.6	458.0
Other liabilities	574.3	645.0
Non-recourse collateralized obligations	--	245.2
Separate account liabilities	8,429.9	7,930.2
Total liabilities	24,226.9	24,903.8

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 127.0 million and 126.7 million shares issued	1.3	1.3
Additional paid-in capital	2,627.2	2,626.4
Accumulated deficit	(1,040.3)	(839.5)
Accumulated other comprehensive loss	(223.8)	(743.7)
Treasury stock, at cost: 11.4 million and 12.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	1,184.9	865.0
Total liabilities and stockholders’ equity	$25,411.8	$25,768.8

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The Phoenix Companies, Inc. … 10

Consolidated Statement of Income (Unaudited and Preliminary)

Three and Nine Months Ended September 30, 2009 and 2008

($ in millions)

	Three Months		Nine Months
	2009	2008	2009	2008
REVENUES:
Premiums	$171.0	$195.2	$513.7	$566.7
Insurance, investment management and product fees	171.2	157.8	490.4	461.6
Net investment income	201.4	218.0	582.1	712.2
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(37.7)	--	(134.7)	--
Portion of OTTI losses recognized in other comprehensive income	22.8	--	60.5	--
Net OTTI losses recognized in earnings	(14.9)	(38.8)	(74.2)	(105.7)
Net realized investment losses, excluding OTTI losses	(2.5)	(20.9)	(4.0)	(26.2)
Total net realized investment losses	(17.4)	(59.7)	(78.2)	(131.9)
Total revenues	526.2	511.3	1,508.0	1,608.6

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	308.4	336.6	973.8	999.4
Policyholder dividends	63.9	43.4	148.3	203.1
Policy acquisition cost amortization	64.1	68.0	157.9	163.6
Interest expense on indebtedness	8.2	8.8	25.1	27.8
Interest expense on non-recourse collateralized obligations	--	5.6	--	10.7
Goodwill impairment	27.0	--	27.0	--
Other operating expenses	91.3	60.0	245.4	207.3
Total benefits and expenses	562.9	522.4	1,577.5	1,611.9

Loss before income taxes	(36.7)	(11.1)	(69.5)	(3.3)
Income tax (expense) benefit	11.4	(2.9)	(113.7)	(4.2)
Loss from continuing operations	(25.3)	(14.0)	(183.2)	(7.5)
Loss from discontinued operations, net of income taxes	(1.3)	(325.5)	(29.4)	(340.2)
Net loss	$(26.6)	$(339.5)	$(212.6)	$(347.7)

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